UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2024

PERCEPTION CAPITAL CORP. IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41039	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 W. 50th Street, #207

Minneapolis, MN 55410

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 456-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	RCFA.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 par value	RCFA	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RCFA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements of Perception Capital Corp. IV (the “Company”) as of and for the quarterly period ended June 30, 2024, the Company’s management identified an error in amounts reported in certain previously issued financial statements as of and for the year ended December 31, 2023 and as of and for the three months ended March 31, 2024 related to the deferred underwriting fee resulting from the Company’s initial public offering. The Company had incorrectly continued to report the deferred underwriting fee as a liability although the underwriters had entered into agreements in October and November 2023 waiving their right to receive the deferred underwriting fee. As a result, the Company’s management determined that the Company had overstated its liabilities by $8,050,000 at December 31, 2023 and March 31, 2024.

Based on an analysis of quantitative and qualitative factors in accordance with SEC Staff Accounting Bulletins 99, Materiality and 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, the Company and the Audit Committee of the Board of Directors (the “Audit Committee”), determined that the error was material to its previously issued financial statements, as included in the Annual Report on Form 10-K for the year ended December 31, 2023 and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Prior Period Financial Statements”). The Company along with the Audit Committee has discussed with Withum Smith+Brown, PC (“Withum”), its independent registered public accounting firm, the matters described herein.

As a result of the foregoing, on August 26, 2024, the Company and the Audit Committee determined that the Prior Period Financial Statements, as well as any reports, related earnings releases, investor presentations or similar communications of the Prior Period Financial Statements, should no longer be relied upon.

The Company does not expect any of the above changes will have any impact on its cash and cash equivalents.

The Company expects to file an amendment to the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K/A”) in a timely manner following the filing of this Current Report on Form 8-K to restate its financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023. The Company will also be restating its financial statements included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 within the Form 10-Q for the quarterly period ended June 30, 2024 (the “Q2 Form 10-Q”), which will be filed with the SEC in a timely manner following the filing of this Current Report on Form 8-K.

The Company’s management has concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective as of December 31, 2023, March 31, 2024 and June 30, 2024. Such material weakness will be described in detail in the 2023 Form 10-K/A and the Q2 Form 10-Q.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

Date: August 26, 2024	PERCEPTION CAPITAL CORP. IV

	By:	/s/ Rick Gaenzle
	Name:	Rick Gaenzle
	Title:	Chief Executive Officer

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